                                                                     EXHIBIT 3.2

                          AMENDED AND RESTATED BY-LAWS

                                       OF

                          GLOBAL VACATION GROUP, INC.

                (FORMED UNDER THE LAWS OF THE STATE OF NEW YORK)

                              --------------------


               Global Vacation Group, Inc. (the "CORPORATION") hereby adopts the following Amended and Restated By-laws:

                                   ARTICLE I

                                  SHAREHOLDERS

               SECTION 1. ANNUAL MEETING. A meeting of the shareholders shall be held annually for the election of directors and the transaction of other business on such date in each year as may be determined by the Board of Directors of the Corporation (the "BOARD").

               SECTION 2. SPECIAL MEETINGS. Special meetings of shareholders may be called only by the Board or by the person or persons authorized to call special meetings of shareholders in the Restated Certificate of Incorporation of the Corporation (as amended or restated, or amended and restated, from time to time, the "CERTIFICATE OF INCORPORATION"). At such meetings, the only business which may be transacted is that relating to the purpose or purposes set forth in the notice thereof.

               SECTION 3. PLACE OF MEETINGS. Meetings of shareholders shall be held at such place, within or without the State of New York, as may be fixed by the Board. If no place is so fixed, such meetings shall be held at the office of the Corporation in the State of New York.

               SECTION 4.    NOTICE OF MEETINGS.

                      (a) Notice of each meeting of shareholders shall be given in writing and shall state the place, date and hour of the meeting and the purpose or purposes for which the meeting is called. Notice of a special meeting shall indicate that it is being issued by or at the direction of the person or persons calling or requesting the meeting.

                      (b) If, at any meeting, action is proposed to be taken which would, if taken, entitle objecting shareholders to receive payment for their shares, the notice shall include a statement of that purpose and to that effect.

                      (c) A copy of the notice of each meeting shall be given, personally or by first class mail, not less than ten (10) nor more than 60 (sixty) days before the date of the meeting, to each shareholder entitled to vote at such meeting. If mailed, such notice is given when deposited in the United States mail, with postage thereon prepaid, directed to the shareholder at his or her address as it appears on the record of shareholders, or, if he or she shall have filed with the Secretary of the Corporation a written request that notices to him or her be mailed to some other address, then directed to him or her at such other address.

                      (d) When a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting. However, if after the adjournment the Board fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record on the new record date entitled to notice under the preceding paragraphs of this Section 4.

               SECTION 5. WAIVER OF NOTICE. Notice of meeting need not be given to any shareholder who submits a signed waiver of notice, in person or by proxy, whether before or after the meeting. The attendance of any shareholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by such shareholder.

               SECTION 6.    INSPECTORS OF ELECTION.

                      (a) The Board shall appoint one or more inspectors to act at the meeting of shareholders or any adjournment thereof and make a written report thereof. The Board may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate has been appointed, or if such persons are unable to act at a meeting of shareholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his or her ability.

                      (b) The inspectors shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the person presiding at the meeting or any shareholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, question or matter determined by them and execute a certificate of any fact found by them. Any report or certificate made by them shall be prima facie evidence of the facts stated and of the vote as certified by them.

                      (c) In determining the validity and counting of proxies, ballots and consents, the inspectors shall be limited to an examination of the proxies, any envelopes submitted with those proxies and consents, ballots and the regular books and records of the Corporation, except that the inspectors may consider other reliable information for the limited purpose of reconciling proxies, ballots and consents submitted by or on behalf of banks, brokers, their nominees or similar persons which represent more votes than the holder of a proxy is authorized by the record owner to cast or more votes that the shareholder holds of record. If the inspectors consider other reliable information for the limited purpose permitted herein, the inspectors at the time they make their certification as required above, shall specify the precise information considered by them including the person or persons from whom they obtained the information, when the information was obtained, the means by which the information was obtained and the basis for the inspectors' belief that such information is reliable.

               SECTION 7. LIST OF SHAREHOLDERS AT MEETINGS. A list of shareholders as of the record date, certified by the Secretary or any Assistant Secretary or by a transfer agent, shall be produced at any meeting of shareholders upon the request thereat or prior thereto of any shareholder. If the right to vote at any meeting is challenged, the inspectors of election, or person presiding thereat, shall require such list of shareholders to be produced as evidence of the right of the persons challenged to vote at such meeting, and all persons who appear from such list to be shareholders entitled to vote thereat may vote at such meeting.

               SECTION 8.    QUALIFICATION OF VOTERS.

                      (a) Unless otherwise provided in the Certificate of Incorporation, every shareholder of record shall be entitled at every meeting of shareholders to one (1) vote for every share standing in such shareholder's name on the record of shareholders.

                      (b) Treasury shares as of the record date and shares held as of the record date by another domestic or foreign corporation of any type or kind, if a majority of the shares entitled to vote in the election of directors of such other corporation is held as of the record date directly or indirectly by the Corporation, shall not be shares entitled to vote or to be counted in determining the total number of outstanding shares.

                      (c) Shares held by an administrator, executor, guardian, conservator, committee or other fiduciary, except a trustee, may be voted by him or her, either in person or by proxy, without transfer of such shares into his or her name. Shares held by a trustee may be voted by him or her, either in person or by proxy, only after the shares have been transferred into his or her name as trustee or into the name of his or her nominee.

                      (d) Shares standing in the name of another domestic or foreign corporation of any type or kind may be voted by such officer, agent or proxy as the by-laws of such corporation may provide, or, in the absence of such provision, as the board of directors of such corporation may determine.

                      (e) A shareholder shall not sell his or her vote or issue a proxy to vote to any person for any sum of money or anything of value except as permitted by law.

               SECTION 9.    QUORUM OF SHAREHOLDERS.

                      (a) The holders of a majority of the votes of shares entitled to vote thereat shall constitute a quorum at a meeting of shareholders for the transaction of any business, provided that when a specified item of business is required to be voted on by a class or series, voting as a class, the holders of a majority of the votes of shares of such class or series shall constitute a quorum for the transaction of such specified item of business. When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any shareholders.

                      (b) The shareholders who are present in person or by proxy and who are entitled to vote may, by a majority of votes cast, adjourn the meeting despite the absence of a quorum.

               SECTION 10.   PROXIES.

                      (a) Every shareholder entitled to vote at a meeting of shareholders or to express consent or dissent without a meeting may authorize another person or persons to act for him or her by proxy.

                      (b) No proxy shall be valid after the expiration of 11 months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the shareholder executing it, except as otherwise provided by law.

                      (c) The authority of the holder of a proxy to act shall not be revoked by the incompetence or death of the shareholder who executed the proxy unless before the authority is exercised, written notice of an adjudication of such incompetence or of such death is received by the Secretary or any Assistant Secretary.

               SECTION 11.   VOTE OR CONSENT OF SHAREHOLDERS.

                      (a) Directors shall, except as otherwise required by law, be elected by a plurality of the votes cast at a meeting of shareholders by the holders of shares entitled to vote in the election.

                      (b) Whenever any corporate action, other than the election of directors, is to be taken by vote of the shareholders, it shall, except as set forth in the Certificate of Incorporation or these By-laws or as otherwise required by law, be authorized by a majority of the votes cast in favor of or against such action at a meeting of shareholders by the holders of shares entitled to vote thereon. Except as set forth in the Certificate of Incorporation or these By-laws or as otherwise required by law, an abstention shall not count as a vote cast.

               SECTION 12.   FIXING RECORD DATE.

                      (a) For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the Board may fix, in advance, a date as the record date for any such determination of shareholders. Such date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action.

                      (b) When a determination of shareholders of record entitled to notice of or to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof, unless the Board fixes a new record date for the adjourned meeting.

               SECTION 13.   SHAREHOLDER NOMINATIONS AND PROPOSALS.

                      (a) No proposal for a shareholder vote shall be submitted by a shareholder (a "SHAREHOLDER PROPOSAL") to the Corporation's shareholders unless the shareholder submitting such proposal (the "PROPONENT") shall have filed a written notice setting forth with particularity: (i) the names and business addresses of the Proponent and all Persons (as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT")) acting in concert with the Proponent; (ii) the names and addresses of the Proponent and the Persons identified in clause (i), as they appear on the Corporation's books (if they so appear); (iii) the class and number of shares of the Corporation beneficially owned by the Proponent and the Persons identified in clause (i); (iv) a description of the Shareholder Proposal containing all material information relating thereto; and (v) such other information as the Board reasonably determines is necessary or appropriate to enable the Board and shareholders of the Corporation to consider the Shareholder Proposal. Upon receipt of the Shareholder Proposal and prior to the shareholder meeting at which such Shareholder Proposal will be considered, if the Board or a designated committee or the officers who will preside at the shareholders meeting determines that the information provided in a Shareholder Proposal does not satisfy the informational requirements of these By-laws or is otherwise not in accordance with law, the Secretary of the Corporation promptly shall notify such Proponent of the deficiency in the notice. Such Proponent shall have an opportunity to cure the deficiency by providing additional information to the Secretary within the period of time, not to exceed five (5) days from the date such deficiency notice is given to the Proponent, determined by the Board, such committee or such officer. If the deficiency is not cured within such period, or if the Board, such committee or such officer determines that the additional information provided by the Proponent, together with the information previously provided, does not satisfy the requirements of this Section 13, then such proposal shall not be presented for action at the meeting in question.

                      (b) Only persons who are selected and recommended by the Board or a committee thereof, or who are nominated by shareholders in accordance with the procedures set forth in this Section 13, shall be eligible for election, or qualified to serve, as directors. Nominations of individuals for election to the Board at any annual meeting or any special meeting of shareholders at which directors are to be elected may be made by any shareholder of the Corporation entitled to vote for the election of directors at that meeting by compliance with the procedures set forth in this Section 13. Nominations by shareholders shall be made by written notice (a "NOMINATION NOTICE"), which shall set forth: (i) as to each individual nominated: (A) the name, date of birth, business address and residence address of such individual;
(B) the business experience during the past five (5) years of such nominee, including his or her principal occupations and employment during such period, the name and principal business of any corporation or other organization in which such occupations and employment were carried on and such other information as to the nature of his or her responsibilities and level of professional competence as may be sufficient to permit assessment of his or her prior business experience; (C) whether the nominee is or has ever been at any time a director, officer or owner of five percent (5%) or more of any class of capital stock, partnership interests or other equity interest of any corporation, partnership or other entity; (D) any directorships held by such nominee in any company with a class of securities registered pursuant to
Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940, as amended; and (E) whether, in the last five (5) years, such nominee has been convicted in a criminal proceeding or has been subject to a judgment, order, finding or decree of any federal, state or other governmental entity, concerning any violation of federal, state or other law, or any proceeding in bankruptcy, which conviction, judgment, order, finding, decree or proceeding may be material to an evaluation of the ability or integrity of the nominee; and (ii) as to the Person submitting the Nomination Notice and any Person acting in concert with such Person: (A) the name and business address of such Persons; (B) the name and address of such Persons as they appear on the Corporation's books (if they so appear); and (C) the class and number of shares of the Corporation which are beneficially owned by such Persons. A written consent to being named in a proxy statement as a nominee, and to serve as a director if elected, signed by the nominee, shall be filed with any Nomination Notice. If the presiding officer at any shareholders' meeting determines that a nomination was not made in accordance with the procedures prescribed by these By-laws, he or she shall so declare to the meeting and the defective nomination shall be disregarded.

                      (c) Subject to applicable law, Nomination Notices and Shareholder Proposals shall be delivered to the Secretary at the principal executive office of the Corporation not less than sixty (60) and not more than ninety (90) days prior to the first anniversary of the date of the Corporation's proxy statement released to shareholders in connection with the previous year's annual meeting of shareholders if such Nomination Notice or Shareholder Proposal is to be submitted at an annual shareholders meeting. Nomination Notices and Shareholder Proposals shall be delivered to the Secretary at the principal executive office of the Corporation no later than the close of business on the fifth (5th) day following the day on which notice of the date of a special meeting of shareholders was given if the

Nomination Notice or Shareholder Proposal is to be submitted at a special shareholders meeting.

                      (d) The provisions of this Section 13 shall become effective only upon the consummation of the first offering by the Corporation of its capital stock or equity securities to the public pursuant to an effective registration statement under the Securities Act of 1933, as then in effect, or any comparable statement under any similar federal statute then in force, with net proceeds of at least $15,000,000 (an "IPO").

                                   ARTICLE II

                               BOARD OF DIRECTORS

               SECTION 1. NUMBER OF DIRECTORS. The number of directors constituting the entire Board shall be the number, within the range set forth in the Certificate of Incorporation, fixed from time to time by the Board in the manner set forth in the Certificate of Incorporation; provided, however, that no decrease in the number of directors constituting the entire Board shall shorten the term of an incumbent director; provided, further, that in the absence of a determination of the number of directors to constitute the entire Board by the Board as provided in this Section 1, the number of directors constituting the entire Board shall be three (3).

               SECTION 2.    QUORUM OF DIRECTORS AND ACTION BY THE BOARD.

                      (a) A majority of the entire Board shall constitute a quorum for the transaction of business, and, except as otherwise provided in the Certificate of Incorporation or these By-laws, the vote of a majority of the directors present at a meeting at the time of such vote, if a quorum is then present, shall be the act of the Board.

                      (b) Any action required or permitted to be taken by the Board or any committee thereof may be taken without a meeting if all members of the Board or such committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consent thereto by the members of the Board or such committee shall be filed with the minutes of the proceedings of the Board or such committee.

               SECTION 3.    MEETINGS OF THE BOARD.

                      (a) An annual meeting of the Board shall be held in each year as soon as practicable after the annual meeting of shareholders. Regular meetings of the Board shall be held at such times as may be fixed by the Board. Special meetings of the Board may be held at any time upon the call of the Chairman of the Board or a majority of the directors then in office.

                      (b) Meetings of the Board shall be held at such places as may be fixed by the Board for annual and regular meetings and in the notice of meeting for special meetings. If no place is so fixed, meetings of the Board shall be held at the principal office of the Corporation. Any one or more members of the Board may participate in meetings by means of a telephone conference or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

                      (c) No notice need be given of annual or regular meetings of the Board. Notice of each special meeting of the Board shall be
(i) mailed, postage prepaid, to each director at his or her designated address at least seven (7) days before the day on which such meeting is to be held,
(ii) sent by overnight courier to each director at his or her designated address at least two (2) days before the day on which such meeting is to be held (with delivery scheduled to occur no later than the day before the meeting) or (iii) given orally by telephone or other means, or by facsimile, telegraph, cable, telex, telecopier or other similar means, to each director at his or her designated address at least twenty-four (24) hours before the time at which such meeting is to be held. Notice of a meeting of the Board need not be given to any director who submits a signed waiver of notice whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to him or her. A notice, or waiver of notice, need not specify the purpose of any meeting of the Board.

                      (d) A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place. Notice of any adjournment of a meeting to another time or place shall be given, in the manner described above, to the directors who were not present at the time of the adjournment and, unless such time and place are announced at the meeting, to the other directors.

               SECTION 4.    EXECUTIVE AND OTHER COMMITTEES OF DIRECTORS.

                      (a) The Board, by resolution adopted by a majority of the entire Board, may designate from among its members an executive committee and other committees, each consisting of one or more directors and each of which, to the extent provided in the resolution for such committee, shall have all the authority of the Board, except that no such committee shall have authority as to the following matters:

                             (i)    The submission to shareholders of any
               action that needs shareholders' approval;

                             (ii) The filling of vacancies in the Board or in any committee;

                             (iii) The fixing of compensation of the directors for serving on the Board or on any committee;

                             (iv) The amendment or repeal of the By-laws, or the adoption of new By-laws; or

                             (v) The amendment or repeal of any resolution of the Board which, by its term, shall not be so amendable or repealable.

                      (b) The Board may designate one or more directors as alternate members of any such committee, who may replace any absent or disqualified member or members at any meeting of such committee.

                      (c) Unless a greater proportion is required by the resolution designating a committee, a majority of the entire authorized number of members of such committee shall constitute a quorum for the transaction of business, and the vote of a majority of the members present at a meeting at the time of such vote, if a quorum is then present, shall be the act of such committee. Each such committee shall serve at the pleasure of the Board.

               SECTION 5. COMPENSATION OF DIRECTORS. The Board shall have authority to fix the compensation of directors for services in any capacity.

               SECTION 6.    INTEREST OF DIRECTORS IN A TRANSACTION.

                      (a) Unless shown to be unfair and unreasonable as to the Corporation, no contract or other transaction between the Corporation and one or more of its directors, or between the Corporation and any other corporation, firm, association or other entity in which one or more of the directors are directors or officers, or are financially interested shall be either void or voidable, irrespective of whether such interested director or directors are present at a meeting of the Board, or of a committee thereof, which authorizes such contract or transaction and irrespective of whether the vote or votes of such interested director or directors are counted for such purpose. In the absence of fraud any such contract or transaction may be conclusively authorized or approved as fair and reasonable by:

                             (i) The Board or a duly empowered committee thereof, by a vote sufficient for such purpose without counting the vote or votes of such interested director or directors (although such vote or votes may be counted in determining the presence of a quorum at the meeting which authorizes such contract or transaction), if the fact of such common directorship, officership or financial interest is disclosed or known to the Board or committee (as the case may be); or

                             (ii) The shareholders entitled to vote for the election of directors, if such common directorship, officership or financial interest is disclosed or known to such shareholders.

                      (b) Notwithstanding the foregoing, except advances in connection with indemnification, the Corporation may not lend money to or guarantee the obligations of a director unless the particular loan or guarantee is approved by the shareholders, with the holders of a majority of the shares entitled to vote thereon constituting a quorum, but shares held of record or beneficially by the director who is benefited by such loan or guarantee shall not be entitled to vote or to be included in the determination of a quorum.

                                  ARTICLE III

                                    OFFICERS

               SECTION 1. OFFICERS. The officers of the Corporation shall be elected by the Board and shall consist of a Chairman of the Board, a Chief Executive Officer, a President, one or more Vice-Presidents, a Secretary and a Treasurer, and such other officers or assistant officers as the Board may from time to time appoint, or authorize the Chief Executive Officer to appoint. Any two or more offices may be held by the same person.

               SECTION 2. COMPENSATION. The salaries of all officers and agents of the Corporation shall be fixed by the Board or a committee thereof.

               SECTION 3. TERM OF OFFICE AND REMOVAL. Each officer shall hold office for the term for which he or she is elected or appointed, and until his or her successor has been elected or appointed and qualified. Unless otherwise provided in the resolution of the Board of Directors electing or appointing an officer, his or her term of office shall extend to and expire at the meeting of the Board following the next annual meeting of shareholders.
Any officer may be removed by the Board, with or without cause, at any time. Removal of an officer without cause shall be without prejudice to his or her contract rights, if any, and the election or appointment of an officer shall not of itself create contract rights.

               SECTION 4. POWERS AND DUTIES. The power and duties of the several officers shall be as provided from time to time by resolution or other directive of the Board. In the absence of such provisions, the respective officers shall have the powers and shall discharge the duties customarily and usually held and performed by like officers of the corporations similar in organization and business purposes to the Corporation.

               SECTION 5.    BOOKS TO BE KEPT.

                      (a) The Corporation shall keep (i) correct and complete books and records of account, (ii) minutes of the proceedings of the shareholders, Board and any committees of directors and (iii) a current list of the directors and officers and their residence addresses. The Corporation also shall keep at its office in the State of New York or at the office of its transfer agent or registrar in the State of New York, if any, a record containing the names and addresses of all shareholders, the number and class of shares held by each and the dates when they respectively became the owners of the record thereof.

                      (b) The Board may determine whether and to what extent and at what times and places and under what conditions and regulations any accounts, books, record or other documents of the Corporation shall be open to inspection, and no creditor, security holder or other person shall have any right to inspect any accounts, books, records or other documents of the Corporation except as conferred by statute or as so authorized by the Board.

               SECTION 6. CHECKS, NOTES, ETC. All checks and drafts on, and withdrawals from the Corporation's accounts with banks or other financial institutions, and all bills of exchange, notes and other instruments for the payment of money, drawn, made, endorsed, or accepted by the Corporation, shall be signed on its behalf by the person or persons thereunto authorized by, or pursuant to resolution of, the Board.

                                   ARTICLE IV

                       FORMS OF CERTIFICATES AND LOSS AND

                               TRANSFER OF SHARES

               SECTION 1.    FORMS OF SHARE CERTIFICATES.

                      (a) The shares of the Corporation shall be represented by certificates, in such forms as the Board may prescribe, signed by the Chairman of the Board, the Chief Executive Officer, the President or a Vice-President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and may be sealed with the seal of the Corporation or a facsimile thereof. The signatures of the officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation or its employee. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer at the date of issue.

                      (b) Each certificate representing shares issued by the Corporation shall set forth upon the face or back of the certificate, or shall state that the Corporation will furnish to any shareholder upon request and without charge, a full statement of the designation, relative rights, preferences and limitations of the shares of each class of shares, if more than one, authorized to be issued and the designation, relative rights, preferences and limitations of each series of any class of preferred shares authorized to be issued so far as the same have been fixed, and the authority of the Board to designate and fix the relative rights, preferences and limitations of other series.

                      (c) Each certificate representing shares shall state upon the face thereof:

                             (i) That the Corporation is formed under the laws of the State of New York;

                             (ii) The name of the person or persons to whom issued; and

                             (iii) The number and class of shares, and the designation of the series, if any, which such certificate represents.

               SECTION 2. TRANSFERS OF SHARES. Shares of the Corporation shall be transferable on the record of shareholders upon presentment to the Corporation or a transfer agent of a certificate or certificates representing the shares requested to be transferred, with proper endorsement on the certificate or on a separate accompanying document, together with such evidence of the payment of transfer taxes and compliance with other provisions of law as the Corporation or its transfer agent may require.

               SECTION 3. LOST, STOLEN OR DESTROYED SHARE CERTIFICATES. No certificate for shares of the Corporation shall be issued in place of any certificate alleged to have been lost, destroyed or wrongfully taken, except, if and to the extent required by the Board, upon:

                      (a) Production of evidence of loss, destruction or wrongful taking;

                      (b) Delivery of a bond indemnifying the Corporation and its agents against any claim that may be made against it or them on account of the alleged loss, destruction or wrongful taking of the replaced certificate or the issuance of the new certificate;

                      (c) Payment of the expense of the Corporation and its agents incurred in connection with the issuance of the new certificate; and

                      (d) Compliance with such other reasonable requirements as may be imposed.

                                   ARTICLE V

                                INDEMNIFICATION

               SECTION 1. AUTHORIZATION OF INDEMNIFICATION. Each person who was or is a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether by or in the right of the Corporation or otherwise (a "proceeding"), by reason of the fact that he or she, or his or her testator or intestate, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation in any capacity with another corporation or any partnership, joint venture, limited liability company, trust, employee benefit plan or other enterprise shall be (and shall be deemed to have a contractual right to be) indemnified and held harmless by the Corporation (and any successor to the Corporation by merger or otherwise) to the fullest extent authorized by, and subject to the conditions and (except as provided herein) procedures set forth in the NYBCL, as the same exists or may hereafter be amended (but any such amendment shall not be deemed to limit or prohibit the rights of indemnification hereunder for past acts or omissions of any such person insofar as such amendment limits or prohibits the indemnification rights that said law permitted the Corporation to provide prior to such amendment), against all judgments, fines, ERISA taxes or penalties and amounts paid or to be paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred as a result of such proceeding, or any appeal therein, if such person acted, in good faith, for a purpose which he or she reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, limited liability company, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the Corporation and, in criminal proceedings, in addition, had no reasonable cause to believe that his or her conduct was illegal; provided, however, that the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person (except for a suit or action pursuant to Section 2 of this Article
V) only if such proceeding (or part thereof) was authorized by the Board. Persons who are not directors or officers of the Corporation and are not so serving at the request of the Corporation may be similarly indemnified in respect of such service to the extent authorized at any time by the Board. The indemnification conferred in this Section 1 also shall include the right to be paid by the Corporation (and such successor) the expenses (including attorneys' fees) incurred in the defense of or other involvement in any such proceeding in advance of its final disposition; provided, however, that, if and to the extent the NYBCL requires, the payment of such expenses (including attorneys' fees) incurred by a director or officer in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking by or on behalf of such director or officer to repay all amounts so paid in advance if and to the extent it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section 1 or otherwise; and provided further, that, such expenses incurred by other employees and agents may be so paid in advance upon such terms and conditions, if any, as the Board deems appropriate. Any repeal or modification of this Section 1 by the shareholders of the Corporation shall not adversely affect any right or protection of any person under this Section 1 existing immediately prior to the time at which such repeal or modification becomes effective.

               SECTION 2. RIGHT OF CLAIMANT TO BRING ACTION AGAINST THE CORPORATION. If a claim under Section 1 of this Article V is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring an action against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such action. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in connection with any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the NYBCL for the Corporation to indemnify the claimant for the amount claimed or is otherwise not entitled to indemnification under
Section 1 of this Article V but the burden of proving such defense shall be on the Corporation. The failure of the Corporation (in the manner provided under the NYBCL) to have made a determination prior to or after the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the NYBCL shall not be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct. Unless otherwise specified in an agreement with the claimant, an actual determination by the Corporation (in the manner provided under the NYBCL) after the commencement of such action that the claimant has not met such applicable standard of conduct shall not be a defense to the action, but shall create a presumption that the claimant has not met the applicable standard of conduct. Any repeal or modification of this Section 2 by the shareholders of the Corporation shall not adversely affect any right or protection of any person under this Section 2 existing immediately prior to the time at which such repeal or modification becomes effective.

               SECTION 3. NON-EXCLUSIVITY. The rights to indemnification and advance payment of expenses provided by Section 1 of this Article V shall not be deemed exclusive of any other rights to which those seeking indemnification and advance payment of expenses may be entitled under any By-law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

               SECTION 4. SURVIVAL OF INDEMNIFICATION. The indemnification and advance payment of expenses and rights thereto provided by, or granted pursuant to, Section 1 of this Article V shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee, partner or agent and shall inure to the benefit of the personal representatives, heirs, executors and administrators of such person.

               SECTION 5. INSURANCE. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, partner (limited or general) or agent of another corporation or of a partnership, joint venture, limited liability company, trust, employee benefit plan or other enterprise, against any liability asserted against such person or incurred by such person in any such capacity, or arising out of such person's status as such, and related expenses, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of the NYBCL.

                                   ARTICLE VI

                                 OTHER MATTERS

               SECTION 1. CORPORATE SEAL. The Board may adopt a corporate seal, alter such seal at pleasure, and authorize it to be used by causing it or a facsimile to be affixed or impressed or reproduced in any other manner.

               SECTION 2. FISCAL YEAR. The fiscal year of the Corporation shall be the calendar year.

               SECTION 3. AMENDMENTS. Except as otherwise provided in the Certificate of Incorporation or these By-laws, these By-laws of the Corporation may be amended, altered, changed, adopted and repealed or new By-laws may be adopted by the affirmative vote of at least a majority of the members of the Board then in office. The shareholders also shall have the power to amend, alter, change, adopt and repeal the By-laws of the Corporation at any annual or special meeting pursuant to the requirements of the Certificate of Incorporation.

                                        * * * * *

               These Amended and Restated By-laws of Global Vacation Group, Inc. were approved by the Board of Directors and by the holders of the requisite number of the outstanding shares of the Corporation's capital stock at a meeting of shareholders called for such purpose.


                                               /s/ Daniel A. Raskas
                                               ---------------------------
                                               Daniel A. Raskas
                                               Secretary